SUB-ITEM 77Q3

AIM LEISURE FUND

DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 74U, AND 74V.

FOR PERIOD ENDING 9/30/2008
FILE NUMBER 811-3826
SERIES NO.: 4



74U. 1 Number of shares outstanding (000's Omitted)
       Class A                                                        2,754
     2 Number of shares outstanding of a second class of open-end company shares (000's Omitted)
       Class B                                                          596
       Class C                                                          713
       Class R                                                           25
       Investor Class                                                11,064

74V. 1 Net asset value per share (to nearest cent)
       Class A                                                       $32.96
     2 Net asset value per share of a second class of open-end company shares
       (to nearest cent)
       Class B                                                       $31.89
       Class C                                                       $30.93
       Class R                                                       $32.86
       Investor Class                                                $32.89